Exhibit 99.1

N e w s R e l e a s e QUICKSILVER GAS SERVICES LP 777 West Rosedale Street Fort Worth, TX 76104 www.kgslp.com

Quicksilver Gas Services Reports First-Quarter 2010 Results

FORT WORTH, TEXAS (May 10, 2010) – Quicksilver Gas Services LP (NYSE: KGS) today reported net income for the first quarter of 2010 of $6.2 million and earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP measure, of $14.3 million.  Comparable first-quarter 2009 net income was $9.4 million and EBITDA was $16.8 million.

The company’s total gathered volumes for the 2010 first quarter averaged 286.6 million cubic feet (MMcf) per day, an increase of 3% from the prior-year period.  Continued development of the Alliance and Lake Arlington properties is expected to result in average gathered volumes for Quicksilver Gas Services increasing to a range of approximately 340 MMcf to 350 MMcf per day for all of 2010.  In January, the company purchased the Alliance midstream assets from Quicksilver Resources Inc. (NYSE: KWK).

“Low natural gas prices have contributed to an overall reduction in activity in the Fort Worth Basin,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “However, we are seeing continued activity around our Lake Arlington system and our newly acquired Alliance system, and are seeing increased interest by third-party producers in bringing additional volumes to those systems.”

For the first quarter of 2010, the company incurred approximately $24 million of capital costs excluding acquisitions but including $1.7 million of maintenance capital.  Expenditures during the quarter included the connection of approximately four miles of gathering lines and 21 new wells to the gathering system.

At March 31, 2010, the company had $226 million drawn on its $320 million credit facility.

On April 19, 2010, the company announced a cash distribution for the 2010 first quarter of $.39 per common unit.  For the three months ended March 31, 2010, distributable cash flow, a non-GAAP financial measure, totaled $11.4 million.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the first-quarter 2010 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 44422035, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at

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1-800-642-1687 using the conference ID number 44422035.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, adjusted gross margin and distributable cash flow.  The accompanying schedules on page 7 of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing and future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

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Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 10-06

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended March 31,
	2010	2009
Revenue
Gathering revenue - Quicksilver	$16,389	$13,528
Gathering revenue	1,115	771
Processing revenue - Quicksilver	6,479	8,702
Processing revenue	756	738
Other revenue - Quicksilver	-	225
Total revenue	24,739	23,964

Expenses
Operations and maintenance	8,013	5,221
General and administrative	2,441	1,992
Depreciation and accretion	5,365	4,524
Total expenses	15,819	11,737

Operating income	8,920	12,227

Interest expense	2,678	2,235

Income from continuing operations before income taxes	6,242	9,992

Income tax provision (benefit)	53	(37)

Net income from continuing operations	6,189	10,029

Loss from discontinued operations	-	(635)

Net income	$6,189	$9,394

General partner interest in net income	$357	$272
Common and subordinated unitholders’ interest in net income	$5,832	$9,122

Basic earnings per limited partner unit:
From continuing operations per common and subordinated unit	$0.20	$0.41
From discontinued operations per common and subordinated unit	$-	$(0.03)
Net earnings per common and subordinated unit	$0.20	$0.38

Diluted earnings per limited partner unit:
From continuing operations per common and subordinated unit	$0.20	$0.36
From discontinued operations per common and subordinated unit	$-	$(0.02)
Net earnings per common and subordinated unit	$0.20	$0.34

Weighted average number of common and subordinated units outstanding:
Basic	28,502	23,827
Diluted	29,019	28,550

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	March 31,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$592	$746
Accounts receivable	1,110	1,342
Accounts receivable from Quicksilver	11,167	-
Prepaid expenses and other	397	180
Total current assets	13,266	2,268

Property, plant and equipment, net	500,870	482,497
Other assets	2,638	2,859
Total assets	$516,774	$487,624

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$2,750	$2,475
Accounts payable to Quicksilver	-	1,727
Accrued additions to property, plant and equipment	10,801	8,015
Accounts payable and other	4,109	2,240
Total current liabilities	17,660	14,457

Long-term debt	225,800	125,400
Note payable to Quicksilver	53,565	53,243
Asset retirement obligations	9,169	8,919
Deferred income taxes	821	768

Partners' capital
Common unitholders (16,988,429 and 16,313,451 units issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	208,386	281,239
Subordinated unitholders (11,513,625 units issued and outstanding at March 31, 2010 and December 31, 2009)	906	3,040
General partner	467	558
Total partners' capital	209,759	284,837
	$516,774	$487,624

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net income	$6,189	$9,394
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5,250	5,097
Accretion of asset retirement obligations	115	67
Deferred income taxes	53	(37)
Equity-based compensation	667	479
Non-cash interest expense	1,464	1,247
Changes in assets and liabilities:
Accounts receivable	232	1,363
Prepaid expenses and other	(274)	313
Accounts receivable and payable with Quicksilver	(16,367)	(8,971)
Accounts payable and other	1,214	1,277
Net cash provided by (used in) operating activities	(1,457)	10,229

Investing activities:
Capital expenditures	(17,163)	(22,952)
Distribution to Quicksilver	(80,276)	-
Net cash used in investing activities	(97,439)	(22,952)

Financing activities:
Proceeds from revolving credit facility borrowings	112,000	22,000
Repayments of credit facility	(11,600)	-
Proceeds from issuance of equity	11,088	-
Issuance costs of equity units paid	(38)	-
Contributions by Quicksilver	-	(83)
Distributions to unitholders	(11,564)	(9,083)
Taxes paid for equity-based compensation vesting	(1,144)	(63)
Net cash provided by financing activities	98,742	12,771

Net cash increase (decrease)	(154)	48

Cash at beginning of period	746	303

Cash at end of period	$592	$351

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended March 31,
	2010	2009
Volume Data:
Volumes gathered (MMcf)	25,797	24,970
Volumes processed (MMcf)	11,244	14,653

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
TO NET INCOME
In thousands  - Unaudited

	Three Months Ended March 31,
	2010	2009

Net income from continuing operations	$6,189	$10,029
Depreciation and accretion expense	5,365	4,524
Income tax provision (benefit)	53	(37)
Non-cash interest expense, net of capitalized interest cost paid	1,464	610
Maintenance capital expenditures	(1,650)	(2,500)
Distributable cash flow	$11,421	$12,626

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF ADJUSTED GROSS MARGIN
AND EBITDA TO NET INCOME
In thousands - Unaudited

	Three Months Ended March 31,
	2010	2009

Total revenues	$24,739	$23,964
Operations and maintenance expense	8,013	5,221
General and administrative expense	2,441	1,992
Adjusted gross margin	14,285	16,751
Other income	-	-
EBITDA	14,285	16,751
Depreciation and accretion expense	5,365	4,524
Interest expense	2,678	2,235
Income tax provision (benefit)	53	(37)
Net income from continuing operations	$6,189	$10,029

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